Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

Exhibit 10.15

PROPERTY CATASTROPHE EXCESS OF LOSS

REINSURANCE CONTRACT (PREPAID REINSTATEMENT)

issued to

SLIDE INSURANCE COMPANY

Tampa, Florida

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that the information is not material and is of the type that the registrant treats as private or confidential.

PROPERTY CATASTROPHE EXCESS OF LOSS

REINSURANCE CONTRACT (PREPAID REINSTATEMENT)

TABLE OF CONTENTS

Article		Page
1	Business Covered	4
2	Retention and Limit	4
3	Other Reinsurance	5
4	Term	6
5	Special Termination	6
6	Run-Off Reinsurers	8
7	Territory	11
8	Exclusions	11
9	Special Acceptance	13
10	Premium	14
11	Definitions	15
12	Florida Hurricane Catastrophe Fund	18
13	Extra Contractual Obligations/Excess of Policy Limits	19
14	Net Retained Liability	20
15	Original Conditions	21
16	No Third Party Rights	21
17	Notice of Loss and Loss Settlements	21
18	Late Payments	21
19	Offset	22
20	Currency	23
21	Unauthorized Reinsurance	23
22	Taxes	25
23	Access to Records	26
24	Confidentiality	27
25	Indemnification and Errors and Omissions	28
26	Insolvency	28
27	Arbitration	30
28	Service of Suit	31
29	Sanction Limitation and Exclusion Clause	32
30	Governing Law	32
31	Entire Agreement	32
32	Non-Waiver	32
33	Intermediary	33
34	Mode of Execution	33
35	Commutation	33
	Company Signing Block	34

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that the information is not material and is of the type that the registrant treats as private or confidential.

PROPERTY CATASTROPHE EXCESS OF LOSS

REINSURANCE CONTRACT (PREPAID REINSTATEMENT)

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that the information is not material and is of the type that the registrant treats as private or confidential.

PROPERTY CATASTROPHE EXCESS OF LOSS

REINSURANCE CONTRACT (PREPAID REINSTATEMENT)

(the “Contract”)

of

SLIDE INSURANCE COMPANY

Tampa, Florida

(the “Company”)

by

THE SUBSCRIBING REINSURER(S) IDENTIFIED

IN THE INTERESTS AND LIABILITIES AGREEMENT(S)

ATTACHED TO AND FORMING PART OF THIS CONTRACT

(the “Reinsurer”)

ARTICLE 1

BUSINESS COVERED

A.

This Contract is to indemnify the Company in respect of the liability that may accrue to the Company as a result of Named Storm(s) and/or Named Perils under Policies classified by the Company as Property, in force at the inception of this Contract, or written or renewed during the term of this Contract by or on behalf of the Company, subject to the terms and conditions herein contained.

B.

The Company shall cede and the Reinsurer shall accept as reinsurance its share of liability for any loss, damage, liability, claim, cost or expense of whatsoever nature, directly caused by, contributed to by, resulting from, arising out of Named Storm(s) and/or Named Perils.

ARTICLE 2

RETENTION AND LIMIT

A.	Section A:

1.

The Reinsurer shall be liable for in respect of each Loss Occurrence, for the Ultimate Net Loss over and above the first $[***] of Ultimate Net Loss, but the liability of the Reinsurer shall not exceed $[***] part of $[***] as respects any one Loss Occurrence, and $[***] part of $[***] for all losses hereunder during the term of this Contract.

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that the information is not material and is of the type that the registrant treats as private or confidential.

2.

Notwithstanding the provisions of subparagraph A(1) above, no claim shall be made under this Section A unless and until the aggregate incurred Subject Excess Losses arising out of Loss Occurrences commencing during the term of this Contract exceed $[***] part of $[***]. For purposes of this subparagraph, “Subject Excess Losses” means losses which would be otherwise recoverable from the Reinsurer under the provisions of subparagraph A(1) above were it not for the provisions of this subparagraph. The Company shall retain this amount in addition to the Company’s retention with respect to any one Loss Occurrence.

B.	Section B:

1.

The Reinsurer shall be liable for in respect of each Loss Occurrence, for the Ultimate Net Loss over and above the first $[***] of Ultimate Net Loss, but the liability of the Reinsurer shall not exceed $[***] part of $[***] as respects any one Loss Occurrence, and $[***] part of $[***] for all losses hereunder during the term of this Contract.

2.

Notwithstanding the provisions of subparagraph B(1) above, no claim shall be made under this Section B unless and until the aggregate incurred Subject Excess Losses arising out of Loss Occurrences commencing during the term of this Contract exceed $[***] part of $[***]. For purposes of this subparagraph, “Subject Excess Losses” means losses which would be otherwise recoverable from the Reinsurer under the provisions of subparagraph B(1) above were it not for the provisions of this subparagraph. The Company shall retain this amount in addition to the Company’s retention with respect to any one Loss Occurrence.

C.	Section C:

The Reinsurer shall be liable for in respect of each Loss Occurrence, for the Ultimate Net Loss arising from Named Storms over and above the first $[***] of Ultimate Net Loss, but the liability of the Reinsurer arising from Named Storms shall not exceed $[***] part of $[***] as respects any one Loss Occurrence, and $[***] part of $[***] for all losses hereunder during the term of this Contract.

D.

Notwithstanding the above, the liability of the Reinsurer as respects the combination of Sections A., B. and C. above shall not exceed $[***], which represents the total shared limit at the Reinsurer’s participation of each section.

E.	No claim shall be made under this Contract in any one Loss Occurrence unless at least two risks insured or reinsured by the Company are involved in such Loss Occurrence.

ARTICLE 3

OTHER REINSURANCE

A.	The Company shall maintain the following, recoveries under which shall inure to the benefit of Section C of the Retention and Limit Article of this Contract:

1.	$[***] excess $[***] in any one Loss Occurrence, single shot;

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that the information is not material and is of the type that the registrant treats as private or confidential.

2.	$[***] excess $[***] in any one Loss Occurrence, net of subparagraph A.1. above; single shot;

3.	$[***] excess $[***] in any one Loss Occurrence, net of subparagraphs A.1. and A.2. above; single shot; and

4.	$[***] excess $[***] in any one Loss Occurrence, net of subparagraphs A.1., A.2. and A.3. above; single shot.

B.	The Company shall be permitted to carry other reinsurance, recoveries under which shall inure to the benefit of this Contract.

C.

The Company shall be permitted to carry underlying reinsurance, recoveries under which shall inure solely to the benefit of the Company and be entirely disregarded in applying all of the provisions of this Contract.

ARTICLE 4

TERM

This Contract shall take effect at 12:01 a.m., Eastern Daylight Savings Time, June 1, 2024, and shall remain in effect until 12:01 a.m., Eastern Daylight Savings Time June 1, 2025, applying to Loss Occurrences commencing during the term of this Contract.

ARTICLE 5

SPECIAL TERMINATION

A.

The Company may terminate a Subscribing Reinsurer’s percentage share in this Contract at any time by giving written notice to the Subscribing Reinsurer in the event of any of the following circumstances:

1.	The Subscribing Reinsurer ceases underwriting operations.

2.	A state insurance department or other legal authority orders the Subscribing Reinsurer to cease writing business, or the Subscribing Reinsurer is placed under regulatory supervision.

3.

The Subscribing Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there have been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations.

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that the information is not material and is of the type that the registrant treats as private or confidential.

4.

The Subscribing Reinsurer’s policyholders’ surplus (or the equivalent under the Subscribing Reinsurer’s accounting system) as reported in such financial statements of the Subscribing Reinsurer as designated by the Company, has been reduced by 20% of the amount thereof at any date during the prior 12-month period (including the period prior to the inception of this Contract).

5.

The Subscribing Reinsurer has merged with or has become acquired or controlled by any company, corporation, or individual(s) not controlling the Subscribing Reinsurer’s operations at the inception of this Contract.

6.

The Subscribing Reinsurer has retroceded its entire liability under this Contract without the Company’s prior written consent, except for retrocessions to members of the Subscribing Reinsurer’s holding company group.

7.

The Subscribing Reinsurer has been assigned an A.M. Best’s rating of less than “A-” and/or an S&P rating of less than “BBB+.” However, as respects Underwriting Members of Lloyd’s, London, a Lloyd’s Market Rating of less than “A-” by A.M. Best and/or less than “BBB+” by S&P shall apply.

8.

The Subscribing Reinsurer has transferred or delegated its claims-paying authority, as respects business subject to this Contract, to an unaffiliated entity; however, agreement by a Lloyd’s syndicate to follow claim settlement procedures under the Lloyd’s Claims Scheme (Combined) shall not constitute a transfer or delegation of its claims-paying authority for purposes of this subparagraph.

9.

The Subscribing Reinsurer engages in the process of Scheme of Arrangement or similar procedure related to this Contract, including but not limited to an insurance business transfer scheme pursuant to Part VII of the Financial Services and Markets Act 2000 (U.K.), as may be amended from time to time.

10.	The Subscribing Reinsurer in any other way has assigned its interests or delegated its obligations under this Contract to an unaffiliated entity.

11.

The Subscribing Reinsurer has failed to post or maintain required collateral to secure its obligations as required under this Contract, and has not cured such deficiency within 30 days following written notice thereof from the Company.

12.

There is a severance or obstruction of free and unfettered communication and/or normal commercial and/or financial intercourse between the country in which the Company is incorporated and the country in which the Subscribing Reinsurer is incorporated or has its principal office, as a result of war, currency regulation, or any circumstance arising out of political, financial or economic emergency.

13.

The Subscribing Reinsurer resides or is incorporated in countries where any regulation, whether by decree or otherwise, be enforced by the government which shall restrict or prohibit its performance of any or all of its obligations under this Contract or any contract in consideration of which this Contract has been completed.

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Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

For the avoidance of doubt, a 100% retrocede of this Contract to Aeolus Re Ltd. shall not trigger a Special Termination event.

B.

Termination shall be effected on a cut-off basis and the Subscribing Reinsurer shall have no liability for Loss Occurrences commencing after the date of termination. The reinsurance premium due the Subscribing Reinsurer hereunder (including any minimum reinsurance premium) shall be prorated based on the period of the Subscribing Reinsurer’s participation hereon, and the Subscribing Reinsurer shall immediately return any excess reinsurance premium received. Reinstatement premium, if any, shall be calculated based on the Subscribing Reinsurer’s reinsurance premium earned during the period of the Subscribing Reinsurer’s participation hereon.

C.

Additionally, in the event of any of the circumstances listed in paragraph A of this Article, the Company shall have the option to commute the Subscribing Reinsurer’s liability for losses on Policies covered by this Contract. In the event the Company and the Subscribing Reinsurer cannot agree on the commutation amount, they shall appoint an actuary and/or appraiser to assess such amount and shall share equally any expense of the actuary and/or appraiser. If the Company and the Subscribing Reinsurer cannot agree on an actuary and/or appraiser, the Company and the Subscribing Reinsurer each shall nominate three individuals, of whom the other shall decline two, and the final appointment shall be made by drawing lots. Payment by the Subscribing Reinsurer of the amount of liability ascertained shall constitute a complete and final release of both parties in respect of liability arising from the Subscribing Reinsurer’s participation under this Contract.

D.	The Company’s option to require commutation under paragraph C above shall survive the termination or expiration of this Contract.

ARTICLE 6

RUN-OFF REINSURERS

A.	“Run-off Reinsurer” means any Subscribing Reinsurer that:

1.	has been ordered by a state insurance department or other legal authority to cease writing business, or has been placed under regulatory supervision or in rehabilitation; or

2.	has ceased reinsurance underwriting operations; or

3.	has transferred its claims-paying authority to an unaffiliated entity; or

4.

engages in a process of Scheme of Arrangement or similar procedure related to this Contract, including but not limited to an insurance business transfer scheme pursuant to Part VII of the Financial Services and Markets Act 2000 (U.K.), as may be amended from time to time; or

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that the information is not material and is of the type that the registrant treats as private or confidential.

5.	in any other way has assigned its interests or delegated its obligations under this Contract to an unaffiliated entity.

Notwithstanding the foregoing, agreement by a Lloyd’s syndicate to follow claim settlements procedures under Lloyd’s Claims Scheme (Combined) shall not constitute a transfer of its claims-paying authority, for purposes of subparagraphs (3) and (5) of this paragraph.

B.

Notwithstanding any other provision of this Contract, in the event that a Subscribing Reinsurer becomes a Run-off Reinsurer at any time, the Company may elect, by giving written notice to the Run-off Reinsurer at any time thereafter, that all or any of the following shall apply to the Run-off Reinsurer’s participation hereunder:

1.	If the Run-off Reinsurer does not pay a claim or raise a query concerning the claim within 30 days of billing, it shall be estopped from denying such claim and must pay immediately.

2.

If payment of any claim has been received from Subscribing Reinsurers constituting at least 70% of the interests and liabilities of all Subscribing Reinsurers that participated on this Contract and are active as of the due date; it being understood that said date shall not be later than 90 days from the date of transmittal by the Intermediary of the initial billing for each such payment, the Run-off Reinsurer shall be estopped from denying such claim and must pay within 10 days following transmittal to the Run-off Reinsurer of written notification of such payments. For purposes of this subparagraph, a Subscribing Reinsurer shall be deemed to be active if it is not a Run-off Reinsurer.

3.

In the event any payment due the Company hereunder is not received by the Intermediary by the payment due date, the Run-off Reinsurer shall pay an interest penalty on the amount past due calculated for each such payment on the last business day of each month as follows:

a.	The number of full days that have expired since the overdue date or the last monthly calculation, whichever the lesser; times

b.	1/365th of the sum of:

i.	the six-month United States Treasury Bill rate as quoted in The Wall Street Journal on the first business day of the month for which the calculation is made; plus

ii.	1% plus 0.5% for each 30 days that the payment is past due, subject to a maximum of 8.0%; times

c.	The amount past due, including accrued interest.

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that the information is not material and is of the type that the registrant treats as private or confidential.

Interest shall accumulate until payment of the original amount due plus interest penalties have been received by the Intermediary.

For purposes of this subparagraph, payments from the Run-off Reinsurer to the Company shall be due on the date on which the demand for payment (including delivery of bordereaux or quarterly or monthly reports) is received by the Run-off Reinsurer, and shall be overdue 30 days thereafter.

If the information contained in the Company’s demand for payment is insufficient or not in accordance with the conditions of this Contract, then within 30 days the Run-off Reinsurer shall request from the Company all additional information necessary to validate its claim and the payment due date, as defined above, shall be deemed to be the date upon which the Run-off Reinsurer received the requested additional information. This paragraph is only for the purpose of establishing when a payment is overdue, and shall not alter the provisions of the Notice of Loss and Loss Settlements Article or other pertinent contractual stipulations.

Should the Run-off Reinsurer dispute a claim presented by the Company and the timeframes set out above be exceeded, interest as stipulated in this subparagraph shall be payable for the entire overdue period, but only for the amount of the final settlement with the Reinsurer.

4.

The Run-off Reinsurer’s liability for losses for Policies covered by this Contract shall be commuted. In the event the Company and the Run-off Reinsurer cannot agree on the commutation amount of the Run-off Reinsurer’s liability under such Policies, they shall appoint an actuary and/or appraiser to assess such liability and shall share equally any expense of the actuary and/or appraiser. If the Company and the Run-off Reinsurer cannot agree on an actuary and/or appraiser, the Company and the Run-off Reinsurer each shall nominate three individuals, of whom the other shall decline two, and the final appointment shall be made by drawing lots. Payment by the Run-off Reinsurer of the amount of liability ascertained shall constitute a complete and final release of both parties under this Contract.

5.

The Run-off Reinsurer shall have no right of access to the Records of the Company if the Run-off Reinsurer has denied payment of any claim hereunder or there is a pending arbitration between the Company and the Run-off Reinsurer regarding any claim hereunder. A reservation of rights shall be considered a denial of a claim.

6.

The Run-off Reinsurer shall be precluded from asserting that a claim otherwise payable hereunder is Loss in Excess of Policy Limits and/or Extra Contractual Obligations, if no active Reinsurer has not made such assertion.

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that the information is not material and is of the type that the registrant treats as private or confidential.

7.

The Run-off Reinsurer shall immediately provide funding of the Run-off Reinsurer’s share of 100% of liabilities (the “Reinsurer’s Obligations”) as defined in the Unauthorized Reinsurance Article. This subparagraph does not apply to any Run-off Reinsurer to the extent that the Run-off Reinsurer provides funding under the Unauthorized Reinsurance Article or maintains a trust fund, approved by the regulatory authorities having jurisdiction over the Company’s credit for reinsurance, for the payment of claims of the Run-off Reinsurer’s U.S. ceding insurers.

8.

In the event that either party demands arbitration of a dispute between the Company and the Run-off Reinsurer, and the amount in dispute is less than $500,000, unless the arbitration notice includes a demand for rescission of this Contract, notwithstanding the terms of the Arbitration Article, the dispute shall be resolved by a sole arbitrator and the following procedures shall apply:

a.

The sole arbitrator shall be chosen by mutual agreement of the parties within 15 business days after the demand for arbitration. If the parties have not chosen an arbitrator within the 15 business days after the receipt of the arbitration notice, the arbitrator shall be chosen in accordance with the ARIAS U.S. Streamlined Rules for Small Claims Disputes, established by the AIDA Reinsurance and Insurance Arbitration Society – U.S. (ARIAS) and in force on the date the arbitration is demanded. The nominated arbitrator must be available to read any written submissions and hear testimony within 60 calendar days of being chosen.

b.

Within 10 business days after the arbitrator has been appointed, the parties shall be notified of deadlines for the submission of briefs and documentary evidence, as determined by the arbitrator. There shall be no discovery or hearing unless the parties agree to engage in limited discovery and/or a hearing. Also, the arbitrator can determine, without the consent of the parties, that a limited hearing is necessary.

C.	The Company’s waiver of any rights provided in this Article is not a waiver of that right or other rights at a later date.

ARTICLE 7

TERRITORY

This Contract shall only apply to losses arising out of Policies written in the United States of America, its territories and possessions, Puerto Rico and the District of Columbia.

ARTICLE 8

EXCLUSIONS

This Contract shall not apply to and specifically excludes:

1.

Liability assumed by the Company under any form of treaty reinsurance; however, all group intra-company reinsurance (if applicable), local agency reinsurance accepted in the normal course of business, and/or Policies written by another carrier at the Company’s request and reinsured 100% by the Company shall not be excluded hereunder.

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that the information is not material and is of the type that the registrant treats as private or confidential.

2.

All liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any Insolvency Fund. “Insolvency Fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund, or other arrangement, howsoever denominated, established, or governed, that provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee, or other obligation in whole or in part.

3.

Loss or damage caused by or resulting from war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial low or confiscation by order of any government or public authority.

4.	Financial guarantee and insolvency.

5.	Losses excluded by the Nuclear Incident Exclusion Clause – Physical Damage – Reinsurance – U.S.A. attached to and forming part of this Contract.

6.	Loss or liability excluded by the Pools, Associations & Syndicates Exclusion Clause (Catastrophe) attached to and forming part of this Contract.

7.	Flood, when written as such.

8.	Earthquake, when written as such.

9.	Loss as excluded under the Terrorism Exclusion (Property Treaty Reinsurance) NMA2930C amended attached to and forming part of this Contract.

10.	All assessments from Citizens Property Insurance Corporation or the Florida Hurricane Catastrophe Fund (hereinafter “FHCF”).

11.	Losses excluded by the Limited Communicable Disease Exclusion No. 1 (Property Treaty Reinsurance) LMA5502 attached to and forming part of this Contract.

12.	Workers’ Compensation insurance.

13.	Marine and Offshore insurance.

14.	Aviation and Space insurance.

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that the information is not material and is of the type that the registrant treats as private or confidential.

15.	Casualty and Liability insurance.

16.	Agricultural insurance.

17.	Life and Accident insurance.

18.	Financial Lines (Mortgage Credit and Political Risk).

19.	Fine Art and Specie insurance.

20.	Contingency insurance.

21.

Loss and/or damage and/or costs and/or expenses arising from seepage and/or pollution and/or contamination, other than contamination from smoke damage when written as such. Nevertheless, this exclusion does not preclude payment of the cost of the removal of debris of property damaged by a loss otherwise covered hereunder, but subject always to a limit of 25.0% of the Company’s property loss under the Company’s policy.

22.	Fidelity and Surety insurance.

23.	Accident and Health insurance.

24.

Losses in respect of overhead transmission and distribution lines and their supporting structures other than those on or within 500 feet of the insured premises; however, public utilities extension and/or suppliers extension and/or contingent business interruption coverage are not subject to this exclusion, provided that these are not part of a transmitters’ or distributors’ policy.

25.	Catastrophe Bonds, Industry Loss Warranty and other Index and parametric insurance and reinsurance.

26.	Losses excluded by the Cyber Loss Limited Exclusion (Property Treaty Reinsurance), LMA5411 attached to and forming part of this Contract.

27.	Loss, damage, claim, cost, expense, or other sum directly or indirectly arising out of or relating to mold, mildew, fungus or spores of any type, nature or description.

ARTICLE 9

SPECIAL ACCEPTANCE

A.

From time to time the Company may request a special acceptance of reinsurance falling outside the scope of the provisions of this Contract. Within ten days of receipt of such a request, each Subscribing Reinsurer shall accept such request, ask for additional information, or reject the request. Any reinsurance that is specially accepted by the Reinsurer shall be covered under this Contract and shall be subject to the terms hereof, except as such terms shall be modified by the special acceptance. If a Subscribing Reinsurer fails to respond to a special acceptance request within ten days, the Subscribing Reinsurer shall be deemed to have agreed to the special acceptance.

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that the information is not material and is of the type that the registrant treats as private or confidential.

B.

In the event a reinsurer becomes a party to this Contract subsequent to one or more special acceptances hereunder, the new reinsurer shall automatically accept such special acceptance(s) as being covered hereunder. Further, if one or more Subscribing Reinsurers under this Contract agreed to special acceptance(s) under the contract being replaced by this Contract, such special acceptance(s) shall be automatically covered hereunder with respect to the interests and liabilities of such Subscribing Reinsurer(s).

ARTICLE 10

PREMIUM

A.	On July 1, 2024 the Company shall pay the Reinsurer a deposit premium equal to $[***] (represents deposit premium for Reinsurer’s participation) for the term of this Contract.

Within 90 days after the termination or expiration of this Contract, the premium paid to the Reinsurer shall adjusted to be equal the greater of subparagraph A.1. or A.2. below:

1.	The Modeled Expected Loss for the in-force portfolio at September 30, 2024 (expressed in dollars) multiplied by [***], or

2.	minimum premium of:

a.	$[***] if a recovery is made from this Contract; or

b.	$[***] in the event no recovery is made from this Contract;

due hereunder which represents the minimum premium associated with the Reinsurer’s participation.

B.	The Modeled Expected Loss shall be calculated using AIR (Touchstone v10) Long Term Hurricane Probable Maximum Loss on September 30, 2024 for subject business.

C.

Within 90 days after the termination or expiration of this Contract, the Company shall provide a report to the Reinsurer setting forth the premium due hereunder for each Section, computed in accordance with paragraph A above, and any additional premium due the Reinsurer or return premium due the Company for each such Section shall be remitted within 30 days of its receipt of said report.

D.	The Company shall furnish the Reinsurer with such information as may be required by the Reinsurer for completion of its financial statements.

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that the information is not material and is of the type that the registrant treats as private or confidential.

ARTICLE 11

DEFINITIONS

A. 1.

“Ultimate Net Loss” means the actual loss paid by the Company or which the Company becomes liable to pay, such loss to include Loss Adjustment Expense, 100% of any Extra Contractual Obligation and 100% of any Loss in Excess of Policy Limits as defined in the Extra Contractual Obligations/Excess of Policy Limits Article.

2.

Salvages and all recoveries (including amounts due from all reinsurances that inure to the benefit of this Contract, whether recovered or not), shall be first deducted from such loss to arrive at the amount of liability attaching hereunder.

3.

All salvages, recoveries or payments recovered or received subsequent to loss settlement hereunder shall be applied as if recovered or received prior to the aforesaid settlement, and all necessary adjustments shall be made by the parties hereto.

4.

The Company shall be deemed to be “liable to pay” a loss when a judgment has been rendered that the Company does not plan to appeal, and/or the Company has obtained a release, and/or the Company has accepted a proof of loss and/or the Company has made a commitment to pay, and/or the Company has scheduled the payment of the loss.

5.	Nothing in this clause shall be construed to mean that losses are not recoverable hereunder until the Company’s “Ultimate Net Loss” has been ascertained.

6.

Loss Adjustment Expense incurred in obtaining salvages or recoveries, or in the reduction or reversal of any award or judgment, shall be apportioned between the Company and the Reinsurer in the proportion that each benefits from such salvage, recovery, reduction or reversal. However, if such expense exceeds the amount recovered, the expense shall be included in Ultimate Net Loss

B.

“Loss Adjustment Expense” means costs and expenses incurred by the Company in connection with the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of a specific claim or loss, or alleged loss, including but not limited to:

1.	court costs;

2.	costs of supersedeas and appeal bonds;

3.	monitoring counsel expenses;

4.	legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto, including but not limited to declaratory judgment actions;

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5.	post-judgment interest;

6.	pre-judgment interest, unless included as part of an award or judgment;

7.

a pro rata share of salaries and expenses of Company field employees, calculated in accordance with the time occupied in adjusting such loss, and expenses of other Company employees who have been temporarily diverted from their normal and customary duties and assigned to the field adjustment of losses covered by this Contract;

8.	expenses of the Company officials incurred in connection with losses covered by this Contract;

9.	advertising or other extraordinary communication expenses incurred as a result of a covered Loss Occurrence;

10.	extraordinary expenses arising out of a covered loss occurrence, whether or not they are allocable to a specific claim; and

11.	subrogation, salvage and recovery expenses.

“Loss Adjustment Expense” does not include salaries and expenses of the Company’s employees and officials except as provided in subparagraphs (7) and (8) above, and office and other overhead expenses.

C. 1.

“Loss Occurrence” means the sum of all individual losses directly occasioned by any one disaster, accident or loss or series of disasters, accidents or losses arising out of one event. However, the duration and extent of any one “Loss Occurrence” shall be limited to all individual losses sustained by the Company occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event except that the term “Loss Occurrence” shall be further defined as follows:

a.

As regards any “Named Storm,” all individual losses sustained by the Company arising out of and directly occasioned by such “Named Storm,” without regard to the limitations of duration and extent set forth above. “Named Storm”, including ensuing loss arising from fire, flood, sprinkler leakage following any Named Storm(s), means any storm or storm system declared by the US National Hurricane Center, US Central Pacific Hurricane Center, US Weather Prediction Center, or their successor organizations, all being divisions of the US National Weather Service to be a tropical depression, tropical storm or hurricane, and any successors thereof. A storm or storm system that merges with a “Named Storm” shall be considered part of that “Named Storm,” once it has merged. A “Named Storm” shall be deemed to begin at the effective time and date of the first watch, warning or other official advisory applicable to such tropical storm, or hurricane, issued by the above referenced governmental meteorological agencies. A “Named Storm” shall be deemed to end 120 hours after the cancellation of the

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that the information is not material and is of the type that the registrant treats as private or confidential.

last watch, warning or other official advisory applicable to such tropical storm, hurricane or successor, issued by the above referenced governmental meteorological agencies irrespective of the duration of the timing or spacing between such watches, warnings or other official advisories. If two or more storms are assigned different names by the above-referenced governmental meteorological agencies, each of those storms shall constitute a separate event for purposes of this definition.

b.

As regards “Severe Convective Storm”, including ensuing collapse and water damage other than “Named Storm,” all individual losses sustained by the Company occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event.

c.

As regards “Earthquake” and fire following directly occasioned by the earthquake, those earthquake losses and individual fire losses that commence during the period of 168 consecutive hours may be included in the Company’s “Loss Occurrence.”

e.

As regards “Wildfire”, irrespective of origin, all individual losses sustained by the Company and designated by the Company as forming part of one “Loss Occurrence”, which occur during any period of 168 consecutive hours within an area with a 250 mile radius, the center point of which will be chosen by the Company, may be included in the Company’s Loss Occurrence.

f.

As regards “freeze,” only individual losses directly occasioned by collapse, breakage of glass and water damage (caused by bursting of frozen pipes and tanks or freezing and/or melting snow or sleet) may be included in the Company’s “Loss Occurrence.”

2.	Except as provided in subparagraph (1)(a) above:

a.

The Company may choose the date and time when any such period of consecutive hours commences provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss.

b.

Only one period of consecutive hours shall apply with respect to one event, except that, as respects those “Loss Occurrences” referred to in subparagraph (1)(b) above, if the disaster, accident or loss occasioned by the event is of greater duration than 72 consecutive hours, then the Company may divide that disaster, accident or loss into two or more “Loss Occurrences” provided no two periods overlap and no individual loss is included in more than one such period and provided that no period commences earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss.

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that the information is not material and is of the type that the registrant treats as private or confidential.

3.

Losses arising from a combination of two or more perils as a result of the same event shall be considered as having arisen from one “Loss Occurrence.” Furthermore, all losses arising from an event involving a combination of losses described in subparagraphs (1)(a) and (1)(b) may be considered as having arisen from one “Loss Occurrence.” Notwithstanding the foregoing, the hourly limitations as stated above shall not be exceeded as respects the applicable perils, and, except as respects those “Loss Occurrences” involving a “Named Storm” referred to in subparagraph (1)(a) above, no single “Loss Occurrence” shall encompass a time period greater than 168 consecutive hours.

4.	“Named Perils” means:

a.

”Severe Convective Storm” meaning any Severe Convective Storm inclusive of Tornado, Hailstorms and Straight-Line Windstorms and including any ensuing Derecho, Lightning and Flood directly caused by Severe Convective Storm.

b.

“Earthquake” meaning earthquake, seaquake, earth movement, earthquake shock, shake, liquefaction, quake and shall also include ensuing rockfall, seismic and/or volcanic disturbance / eruption, tidal wave, tsunami and/or tidal surge directly caused by Earthquake.

c.	“Wildfire” meaning any fire, forest fire, brush fire, grass fire, firestorm or any other series of fires, regardless of origin, or how the fire spreads.

d.	“Winter Storm” meaning any blizzard, freeze and ice storm.

e.

“Flood” meaning any temporary coverage with water of an area not normally covered by water, in particular caused by high water in natural watercourse, reservoirs, onshore canals, excluding coverage of an area with water caused by high water in sewage systems.

Furthermore, any ensuing collapse, water damage, flood and fire directly following any of the perils detailed above shall be included in the scope of coverage hereunder

D.	“Policy(ies)” means any binder, policy, or contract of insurance or reinsurance issued, accepted or held covered provisionally or otherwise, by or on behalf of the Company.

ARTICLE 12

FLORIDA HURRICANE CATASTROPHE FUND

A.

As respects Loss Occurrences subject to this Contract, any loss reimbursement recoverable by the Company under the Florida Hurricane Catastrophe Fund (FHCF), shall be deducted in determining Ultimate Net Loss under this Contract, subject to the following:

1.

The full reimbursement amount due from the FHCF for coverage under the Mandatory Layer, based on statutory limits of coverage as of June 1, shall be deemed recovered by the Company, whether or not actually received from the FHCF and whether or not reduced because of the FHCF’s inability to pay.

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that the information is not material and is of the type that the registrant treats as private or confidential.

2.	Any other FHCF recoveries shall be disregarded for purposes of determining ultimate net loss subject to this Contract.

3.

For purposes of allocating recoveries from the FHCF with respect to each Loss Occurrence, only amounts recoverable by applying the pay-out and retention multiples for the FHCF prior to any reduction in retention due to multiple Loss Occurrences in the same annual period shall be included in calculating the deduction from Ultimate Net Loss.

4.

If the Company’s aggregate limit of FHCF reimbursement coverage is exhausted from Loss Occurrences commencing during the term of this Contract, and the FHCF, as applicable, does not designate the portion of said limit allocable to each Loss Occurrence, the total FHCF reimbursement received shall be allocated to each individual Loss Occurrence in the proportion that the Company’s losses in that Loss Occurrence bear to the Company’s total losses arising out of all Loss Occurrences to which the reimbursement applies.

5.

For purposes of loss recoveries under this Contract prior to the final determination of the Company’s retention and limit under the FHCF, FHCF coverage shall be calculated using the Company’s respective “Projected Payout Multiple” under the FHCF. Upon determination of the Company’s retention and limit under the FHCF, losses will be adjusted, recognizing any adjustment to the “Projected Payout Multiple” caused by a change in the Aggregate Mandatory FHCF Premium or any other adjustments as required by statute to determine the final FHCF layer, but disregarding any change due to a decrease in the statutory limit.

B.	Any FHCF reimbursement premiums paid by the Company for FHCF layers that inure to the benefit of this Contract shall be deemed to be premiums paid for inuring reinsurance.

C.

Any change to the FHCF resulting from the 2024 Session of the Florida Legislature or rating methodology, if it produces a change in FHCF structure of greater than 10% of FHCF cover provided, may, at the Company’s option, result in the restructuring and re-rating of this Contract at terms to be mutually agreed.

ARTICLE 13

EXTRA CONTRACTUAL OBLIGATIONS/EXCESS OF POLICY LIMITS

A.

This Contract shall cover Extra Contractual Obligations, as provided in the definition of Ultimate Net Loss. “Extra Contractual Obligations” shall be defined as those liabilities not covered under any other provision of this Contract and that arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the Policy limit or failure by the Company to settle within a timely manner or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

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that the information is not material and is of the type that the registrant treats as private or confidential.

B.

This Contract shall cover Loss in Excess of Policy Limits, as provided in the definition of Ultimate Net Loss. “Loss in Excess of Policy Limits” shall be defined as Loss in excess of the Policy limit, having been incurred because of, but not limited to, failure by the Company to settle within the Policy limit or failure by the Company to settle within a timely manner or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

C.

An Extra Contractual Obligation and/or Loss in Excess of Policy Limits shall be deemed to have occurred on the same date as the loss covered under the Company’s Policy, and shall constitute part of the original loss.

D.

For the purposes of the Loss in Excess of Policy Limits coverage hereunder, the word “Loss” shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original Policy.

E.	Loss Adjustment Expense in respect of Extra Contractual Obligations and/or Loss in Excess of Policy Limits shall be covered hereunder in the same manner as other Loss Adjustment Expense.

F.

However, this Article shall not apply where the loss has been incurred due to final legal adjudication of fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

G.	In no event shall coverage be provided to the extent not permitted under law.

ARTICLE 14

NET RETAINED LIABILITY

A.	This Contract applies only to that portion of any loss that the Company retains net for its own account (prior to deduction of any reinsurance that inures solely to the benefit of the Company).

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B.

The amount of the Reinsurer’s liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer(s), whether specific or general, any amounts that may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.

ARTICLE 15

ORIGINAL CONDITIONS

All reinsurance under this Contract shall be subject to the same terms, conditions, waivers and interpretations, and to the same modifications and alterations as the respective Policies of the Company. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Contract.

ARTICLE 16

NO THIRD PARTY RIGHTS

This Contract is solely between the Company and the Reinsurer, and in no instance shall any insured, claimant or other third party have any rights under this Contract except as may be expressly provided otherwise herein.

ARTICLE 17

NOTICE OF LOSS AND LOSS SETTLEMENTS

A.

Whenever loss settlements made by the Company appear likely to result in a claim hereunder, the Company shall notify the Reinsurer. The Company shall advise the Reinsurer of all subsequent development relating to such claims that, in the opinion of the Company, may materially affect the position of the Reinsurer.

B.

All loss settlements, provided they are within the terms of the Policies and within the terms of this Contract, shall be binding upon the Reinsurer, and the Reinsurer agrees to pay all amounts for which it may be liable upon receipt of reasonable evidence of the amount paid by the Company.

ARTICLE 18

LATE PAYMENTS

A.

In the event any payment due either party is not received by the Intermediary by the payment due date, the party to whom payment is due may, by notifying the Intermediary in writing, require the debtor party to pay, and the debtor party agrees to pay, an interest penalty on the amount past due calculated for each such payment on the last business day of each month as follows:

1.	The number of full days that have expired since the overdue date or the last monthly calculation, whichever the lesser; times

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that the information is not material and is of the type that the registrant treats as private or confidential.

2.	1/365th of the sum of the six-month United States Treasury Bill rate as quoted in The Wall Street Journal on the first business day of the month for which the calculation is made, plus 1%; times

3.	The amount past due, including accrued interest.

Interest shall accumulate until payment of the original amount due, plus interest penalties, has been received by the Intermediary.

B.

The due date shall, for purposes of this Article, be determined as follows: Payments from the Reinsurer to the Company shall be due on the date on which the demand for payment (including delivery of bordereaux or quarterly or monthly reports) is received by the Reinsurer, and shall be overdue 30 days thereafter.

C.

If the information contained in the Company’s demand for payment is insufficient or not in accordance with the conditions of this Contract, then within 30 days the Reinsurer shall request from the Company all additional information necessary to validate its claim and the payment due date as defined in paragraph B shall be deemed to be the date upon which the Reinsurer received the requested additional information. This paragraph is only for the purpose of establishing when a payment is overdue, and shall not alter the provisions of the Notice of Loss and Loss Settlements Article or other pertinent contractual stipulations.

D.

Should the Reinsurer dispute a claim presented by the Company and the timeframes set out in paragraph B be exceeded, interest as stipulated in paragraph A shall be payable for the entire overdue period, but only for the amount of the final settlement with the Reinsurer.

E.

In the event arbitration is necessary to settle a dispute, the panel shall have the authority to make a determination awarding interest to the prevailing party. Interest, if any, awarded by the panel shall supersede the interest amounts outlined herein.

F.

Any interest owed pursuant to this Article may be waived by the party to which it is owed. Waiver of such interest, however, shall not affect the waiving party’s rights to other interest amounts due as a result of this Article.

ARTICLE 19

OFFSET

Each party hereto shall have, and may exercise at any time and from time to time, the right to offset any and all balances due from a party to the other arising under this Contract. In the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with the provisions of any applicable law governing offset entitlement.

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that the information is not material and is of the type that the registrant treats as private or confidential.

ARTICLE 20

CURRENCY

A.	Where the word “Dollars” and/or the sign “$” appear in this Contract, they shall mean United States Dollars, and all payments hereunder shall be in United States Dollars.

B.

For purposes of this Contract, where the Company receives premiums or pays losses in currencies other than United States Dollars, such premiums or losses shall be converted into United States Dollars at the actual rates of exchange at which these premiums or losses are entered in the Company’s books.

ARTICLE 21

UNAUTHORIZED REINSURANCE

A.	This Article applies:

1.	only to the extent a Subscribing Reinsurer does not qualify for credit with any insurance regulatory authority having jurisdiction over the Company’s reserves, or

2.

to a Subscribing Reinsurer qualified as a reciprocal jurisdiction reinsurer with any such insurance regulatory authority in the event such Subscribing Reinsurer resists enforcement of a final judgment that is enforceable under the law of the jurisdiction in which it was obtained or a properly enforceable arbitration award, whether obtained by the Company or by its legal successor on behalf of its resolution estate, in which case such Subscribing Reinsurer shall fund 100% of its share of the Reinsurer’s Obligations as hereinafter provided.

B.

The Company agrees, in respect of its Policies or bonds falling within the scope of this Contract, that when it files with its insurance regulatory authority, or sets up on its books liabilities as required by law, it shall forward to the Reinsurer a statement showing the proportion of such liabilities applicable to the Reinsurer. The “Reinsurer’s Obligations” shall be defined as follows:

1.	unearned premium (if applicable);

2.	outstanding losses that have been reported to the Reinsurer and Loss Adjustment Expense relating thereto;

3.	losses and Loss Adjustment Expense paid by the Company but not recovered from the Reinsurer;

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4.	losses incurred but not reported and Loss Adjustment Expense relating thereto;

5.	all other amounts for which the Company cannot take credit on its financial statements unless funding is provided by the Reinsurer.

C.

The Reinsurer’s Obligations shall be funded by funds withheld, cash advances, Trust Agreement or a Letter of Credit (LOC). The Reinsurer shall have the option of determining the method of funding provided it is acceptable to the Company and insurance regulatory authorities having jurisdiction over the Company’s reserves.

D.

When funding by Trust Agreement, the Reinsurer shall ensure that the Trust Agreement complies with the provisions of the “Trust Agreement Requirements Clause” attached hereto. When funding by a LOC, the Reinsurer agrees to apply for and secure timely delivery to the Company of a clean, irrevocable and unconditional LOC issued by a bank and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company’s reserves in an amount equal to the Reinsurer’s Obligations. Such LOC shall be issued for a period of not less than one year, and shall be automatically extended for one year from its date of expiration or any future expiration date unless 30 days (or such other time period as may be required by insurance regulatory authorities), prior to any expiration date the issuing bank shall notify the Company by certified or registered mail that the issuing bank elects not to consider the LOC extended for any additional period.

E.

The Reinsurer and the Company agree that any funding provided by the Reinsurer pursuant to the provisions of this Contract may be drawn upon at any time, notwithstanding any other provision of this Contract, and be utilized by the Company or any successor, by operation of law, of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company, for the following purposes, unless otherwise provided for in a separate Trust Agreement:

1.	to reimburse the Company for the Reinsurer’s Obligations, the payment of which is due under the terms of this Contract and that has not been otherwise paid;

2.

to make refund of any sum that is in excess of the actual amount required to pay the Reinsurer’s Obligations under this Contract (or in excess of 102% of the Reinsurer’s Obligations, if funding is provided by a Trust Agreement);

3.

to fund an account with the Company for the Reinsurer’s Obligations. Such cash deposit shall be held in an interest bearing account separate from the Company’s other assets, and interest thereon not in excess of the prime rate shall accrue to the benefit of the Reinsurer. Any taxes payable on accrued interest shall be paid out of the assets in the account that are in excess of the Reinsurer’s Obligations (or in excess of 102% of the Reinsurer’s Obligations, if funding is provided by a Trust Agreement). If the assets are inadequate to pay taxes, any taxes due shall be paid or reimbursed by the Reinsurer;

4.	to pay the Reinsurer’s share of any other amounts the Company claims are due under this Contract.

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that the information is not material and is of the type that the registrant treats as private or confidential.

F.

If the amount drawn by the Company is in excess of the actual amount required for subparagraph E(1) or E(3), or in the case of subparagraph E(4), the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn. All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer.

G.

The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

H.

At annual intervals, or more frequently at the discretion of the Company, but never more frequently than quarterly, the Company shall prepare a specific statement of the Reinsurer’s Obligations for the sole purpose of amending the LOC or other method of funding, in the following manner:

1.

If the statement shows that the Reinsurer’s Obligations exceed the balance of the LOC, as of the statement date, the Reinsurer shall, within 30 days after receipt of the statement, secure delivery to the Company of an amendment to the LOC increasing the amount of credit by the amount of such difference. Should another method of funding be used, the Reinsurer shall, within the time period outlined above, increase such funding by the amount of such difference.

2.

If, however, the statement shows that the Reinsurer’s Obligations are less than the balance of the LOC (or that 102% of the Reinsurer’s Obligations are less than the trust account balance if funding is provided by a Trust Agreement), as of the statement date, the Company shall, within 30 days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the LOC reducing the amount of credit available by the amount of such excess credit. Should another method of funding be used, the Company shall, within the time period outlined above, decrease such funding by the amount of such excess.

ARTICLE 22

TAXES

A.

In consideration of the terms under which this Contract is issued, the Company undertakes not to claim any deduction of the premium hereon when making Canadian tax returns or when making tax returns, other than Income or Profits Tax returns, to any state or territory of the United States of America or to the District of Columbia.

B. 1.

Each Subscribing Reinsurer has agreed to allow, for the purpose of paying the Federal Excise Tax, the applicable percentage of the premium payable hereon (as imposed under the Internal Revenue Code) to the extent such premium is subject to Federal Excise Tax.

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that the information is not material and is of the type that the registrant treats as private or confidential.

2.

In the event of any return of premium becoming due hereunder, the Subscribing Reinsurer shall deduct the applicable percentage of the premium from the amount of the return, and the Company or its agent should take steps to recover the Tax from the U.S. Government.

ARTICLE 23

ACCESS TO RECORDS

A.

The Reinsurer or its duly authorized representatives shall have the right to visit the offices of the Company to inspect, examine, audit, and verify any of the policy, accounting or claim files (“Records”) relating to business reinsured under this Contract during regular business hours after giving 30 days’ prior notice. This right shall be exercisable during the term of this Contract or after the expiration of this Contract. Notwithstanding the above, the Reinsurer shall not have any right of access to the Records of the Company if it is not current in all undisputed payments due the Company.

B.

Prior to the access and review by the Reinsurer of certain books and records, the Company may redact names and any other information the Company, in its sole judgment, considers proprietary and any information the Company is required by law or regulation to redact.

C.

Notwithstanding the above, the Company reserves the right to withhold from the Reinsurer any Privileged Documents. However, the Company shall permit and not object to the Reinsurer’s access to Privileged Documents in connection with the underlying claim reinsured hereunder following final settlement or final adjudication of the case or cases involving such claim, with prejudice against all claimants and all parties to such adjudications; the Company may defer release of such Privileged Documents if there are subrogation, contribution, or other third party actions with respect to that claim or case, and the Company’s defense might be jeopardized by release of such Privileged Documents. In the event that the Company seeks to defer release of such Privileged Documents, it shall, in consultation with the Reinsurer, take other steps as reasonably necessary to provide the Reinsurer with the information it reasonably requires to indemnify the Company without causing a loss of such privileges or protections. The Reinsurer shall not have access to Privileged Documents relating to any dispute between the Company and the Reinsurer.

D.	For purposes of this Article:

1.	“Privileged Documents” means any documents that are Attorney-Client Privilege Documents and/or Work Product Privilege Documents.

2.

“Attorney-Client Privilege Documents” means communications of a confidential nature between (a) the Company, or anyone retained by or at the direction of the Company, or its in-house or outside legal counsel, or anyone in the control of such legal counsel, and (b) any in-house or outside legal counsel, if such communications relate to legal advice being sought by the Company and/or contain legal advice being provided to the Company.

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that the information is not material and is of the type that the registrant treats as private or confidential.

3.

“Work Product Privilege Documents” means communications, written materials and tangible things prepared by or for in-house or outside counsel, or prepared by or for the Company, in anticipation of or in connection with litigation, arbitration, or other dispute resolution proceedings.

ARTICLE 24

CONFIDENTIALITY

A.

The Reinsurer hereby acknowledges that the documents, information and data provided to it by the Company, whether directly or through an authorized agent, in connection with the placement and execution of this Contract (“Confidential Information”) are proprietary and confidential to the Company. Confidential Information shall not include documents, information or data that the Reinsurer can show:

1.	are publicly known or have become publicly known through no unauthorized act of the Reinsurer;

2.	have been rightfully received from a third person without obligation of confidentiality; or

3.	were known by the Reinsurer prior to the placement of this Contract without an obligation of confidentiality.

B.	Absent the written consent of the Company, the Reinsurer shall not disclose any Confidential Information to any third parties, including any affiliated companies, except:

1.	when required by retrocessionaires as respects business ceded to this Contract;

2.	when required by regulators performing an audit of the Reinsurer’s records and/or financial condition; or

3.	when required by external auditors performing an audit of the Reinsurer’s records in the normal course of business; or

4.	when required by attorneys or arbitrators in connection with an actual or potential dispute hereunder; or

5.	all information with respect to this Contract with Aeolus Re Ltd.;

provided any party receiving such Confidential Information under subparagraphs B(1), B(3) B(4) and B(5) herein is advised by the Reinsurer of the confidential nature of the information and agrees to abide by the restrictions set forth in this Contract. Further, the Reinsurer agrees not to use any Confidential Information for any purpose not related to the performance of its obligations or enforcement of its rights under this Contract.

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that the information is not material and is of the type that the registrant treats as private or confidential.

C.

Notwithstanding the above, in the event that the Reinsurer is required by court order, other legal process or any regulatory authority to release or disclose any or all of the Confidential Information, the Reinsurer agrees to provide the Company with written notice of same at least 10 days prior to such release or disclosure, if legal permissible, and use its best efforts to assist the Company in maintaining the confidentiality provided for in this Article.

D.	The provisions of this Article shall extend to the officers, directors and employees of the Reinsurer and its affiliates, and shall be binding upon their successors and assigns.

ARTICLE 25

INDEMNIFICATION AND ERRORS AND OMISSIONS

A.	The Reinsurer is reinsuring, subject to the terms and conditions of this Contract, the obligations of the Company under any Policy. The Company shall be the sole judge as to:

1. what shall constitute a claim or loss covered under any Policy;

2. the Company’s liability thereunder;

3. the amount or amounts that it shall be proper for the Company to pay thereunder.

B.	The Reinsurer shall be bound by the judgment of the Company, subject to the terms and conditions of this Contract, as to the obligation(s) and liability(ies) of the Company under any Policy.

C.

Any inadvertent error, omission or delay in complying with the terms and conditions of this Contract shall not be held to relieve either party hereto from any liability that would attach to it hereunder if such error, omission or delay had not been made, provided such error, omission or delay is rectified immediately upon discovery.

ARTICLE 26

INSOLVENCY

A.

If more than one reinsured company is referenced within the definition of “Company” in the Preamble to this Contract, this Article shall apply severally to each such company. Further, this Article and the laws of the domiciliary state shall apply in the event of the insolvency of any company covered hereunder. In the event of a conflict between any provision of this Article and the laws of the domiciliary state of any company covered hereunder, that domiciliary state’s laws shall prevail.

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B.

In the event of the insolvency of the Company, this reinsurance (or the portion of any risk or obligation assumed by the Reinsurer, if required by applicable law) shall be payable directly to the Company, or to its liquidator, receiver, conservator or statutory successor, either: (1) on the basis of the liability of the Company, or (2) on the basis of claims filed and allowed in the liquidation proceeding, whichever may be required by applicable statute, without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the Policy or bond reinsured, which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit that may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

C.

Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this reinsurance Contract as though such expense had been incurred by the Company.

D.

As to all reinsurance made, ceded, renewed or otherwise becoming effective under this Contract, the reinsurance shall be payable as set forth above by the Reinsurer to the Company or to its liquidator, receiver, conservator or statutory successor, (except as provided by Section 4118(a)(1)(A) of the New York Insurance Law, provided the conditions of 1114(c) of such law have been met, if New York law applies) or except (1) where the Contract specifically provides another payee in the event of the insolvency of the Company, or (2) where the Reinsurer, with the consent of the direct insured or insureds, has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payees under such Policies and in substitution for the obligations of the Company to such payees. Then, and in that event only, the Company, with the prior approval of the certificate of assumption on New York risks by the Superintendent of Financial Services of the State of New York, or with the prior approval of such other regulatory authority as may be applicable, is entirely released from its obligation and the Reinsurer shall pay any loss directly to payees under such Policy.

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Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

ARTICLE 27

ARBITRATION

A.

Any dispute arising out of the interpretation, performance or breach of this Contract, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration shall be in writing and sent certified or registered mail, return receipt requested.

B.

One arbitrator shall be chosen by each party and the two arbitrators shall then choose an impartial third arbitrator who shall preside at the hearing. If either party fails to appoint its arbitrator within 30 days after being requested to do so by the other party, the latter, after 10 days’ prior notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

C.

If the two arbitrators do not agree on a third arbitrator within 60 days of their appointment, the third arbitrator shall be chosen in accordance with the procedures for selecting the third arbitrator in force on the date the arbitration is demanded, established by the AIDA Reinsurance and Insurance Arbitration Society – U.S. (ARIAS). The arbitrators shall be persons knowledgeable about insurance and reinsurance who have no personal or financial interest in the result of the arbitration. If a member of the panel dies, becomes disabled or is otherwise unwilling or unable to serve, a substitute shall be selected in the same manner as the departing member was chosen and the arbitration shall continue.

D.	Within 30 days after all arbitrators have been appointed, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules of hearings.

E.

The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Notwithstanding anything to the contrary in this Contract, the arbitrators may at their discretion, consider underwriting and placement information provided by the Company to the Reinsurer, as well as any correspondence exchanged by the parties that is related to this Contract. The arbitration shall take place in Tampa, Florida, or at such other place as the parties shall agree. The decision of any two arbitrators shall be in writing and shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

F.

The panel shall interpret this Contract as an honorable engagement rather than as merely a legal obligation and shall make its decision considering the custom and practice of the applicable insurance and reinsurance business as promptly as possible after the hearings. Judgment upon an award may be entered in any court having jurisdiction thereof.

G.

Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys’ fees, to the extent permitted by law.

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Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

ARTICLE 28

SERVICE OF SUIT

A.

This Article applies only to those Subscribing Reinsurers not domiciled in the United States of America, and/or not authorized in any state, territory and/or district of the United States of America where authorization is required by insurance regulatory authorities.

B.

This Article shall not be read to conflict with or override the obligations of the parties to arbitrate their disputes as provided for in the Arbitration Article. This Article is intended as an aid to compelling arbitration or enforcing such arbitration or arbitral award, not as an alternative to the Arbitration Article for resolving disputes arising out of this Contract.

C.

In the event of the failure of the Reinsurer to perform its obligations hereunder, the Reinsurer, at the request of the Company, shall submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer’s rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. The Reinsurer, once the appropriate court is selected, whether such court is the one originally chosen by the Company and accepted by the Reinsurer or is determined by removal, transfer, or otherwise, as provided for above, shall comply with all requirements necessary to give said court jurisdiction and, in any suit instituted against the Reinsurer upon this Contract, shall abide by the final decision of such court or of any appellate court in the event of an appeal.

D.	Service of process in such suit may be made upon Apex Fund Services, 95 N State Route 17, Suite 304 Paramus, NJ 07652.

The above-named is authorized and directed to accept service of process on behalf of the Reinsurer in any such suit.

E.

Further, pursuant to any statute of any state, territory or district of the United States that makes provision therefor, the Reinsurer hereby designates the Superintendent, Commissioner or Director of Insurance, or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

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that the information is not material and is of the type that the registrant treats as private or confidential.

ARTICLE 29

SANCTION LIMITATION AND EXCLUSION CLAUSE

No Reinsurer shall be deemed to provide cover and no Reinsurer shall be liable to pay any claim or provide any benefit hereunder to the extent that the provision of such cover, payment of such claim or provision of such benefit would constitute material dealings or transactions in any sanctioned country or is in violation of any sanction, prohibition or restriction under United Nations resolutions or the trade or economic sanctions, laws or regulations of the European Union, United Kingdom or United States of America insofar as it does not contravene the legislative provisions applicable to the Reinsurer.

ARTICLE 30

GOVERNING LAW

This Contract shall be governed as to performance, administration and interpretation by the laws of the State of Florida, exclusive of conflict of law rules. However, with respect to credit for reinsurance, the rules of all applicable states shall apply.

ARTICLE 31

ENTIRE AGREEMENT

This Contract sets forth all of the duties and obligations between the Company and the Reinsurer and supersedes any and all prior or contemporaneous written agreements with respect to matters referred to in this Contract. This Contract may not be modified or changed except by an amendment to this Contract in writing signed by both parties. However, this Article shall not be construed as limiting the admissibility of evidence regarding the formation, interpretation, purpose or intent of this Contract.

ARTICLE 32

NON-WAIVER

The failure of the Company or the Reinsurer to insist on compliance with this Contract or to exercise any right or remedy hereunder shall not constitute a waiver of any rights contained in this Contract nor prevent either party from thereafter demanding full and complete compliance nor prevent either party from exercising such remedy in the future.

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Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

ARTICLE 33

INTERMEDIARY

Guy Carpenter & Company, LLC, is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications (including notices, statements, premiums, return premiums, commissions, taxes, losses, Loss Adjustment Expenses, salvages, and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through the Intermediary. Payments by the Company to the Intermediary shall be deemed payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed payment to the Company only to the extent that such payments are actually received by the Company.

ARTICLE 34

MODE OF EXECUTION

A.	This Contract may be executed by:

1.	an original written ink signature of paper documents;

2.	an exchange of facsimile copies showing the original written ink signature of paper documents;

3.

electronic signature technology employing computer software and a digital signature or digitizer pen pad to capture a person’s handwritten signature in such a manner that the signature is unique to the person signing, is under the sole control of the person signing, is capable of verification to authenticate the signature and is linked to the document signed in such a manner that if the data is changed, such signature is invalidated.

B.

The use of any one or a combination of these methods of execution shall constitute a legally binding and valid signing of this Contract. This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

ARTICLE 35

COMMUTATION

It is understood and agreed that the Subscribing Reinsurer shall have the option, at any time following thirty-six (36) months after the expiration of the risk period, to commute the Contract at the Company’s most recent Loss Amount. Loss amount shall be defined as the sum of (i) losses and loss expenses paid, (ii) reserves for losses reported and outstanding and (iii) reserves for losses incurred but not reported. For the avoidance of doubt, the Loss Amount must be consistent with the amount recorded in the Company’s accounting records.

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that the information is not material and is of the type that the registrant treats as private or confidential.

IN WITNESS WHEREOF, the Company has caused this Contract to be executed by its duly authorized representative(s), who also confirms the Company’s review of and agreement to be bound by the terms and conditions of the Interests and Liabilities Agreements attached to and forming part of this Contract, this 22 day of July, in the year of 2024.

SLIDE INSURANCE COMPANY

/s/ Matt Larson   Senior Vice President of Risk Management

PROPERTY CATASTROPHE EXCESS OF LOSS

REINSURANCE CONTRACT (PREPAID REINSTATEMENT)

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that the information is not material and is of the type that the registrant treats as private or confidential.

NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE - REINSURANCE - U.S.A.

1.

This Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2.

Without in any way restricting the operation of paragraph (1) of this clause, this Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

I.	Nuclear reactor power plants including all auxiliary property on the site, or

II.	Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and “critical facilities” as such, or

III.

Installations for fabricating complete fuel elements or for processing substantial quantities of “special nuclear material”, and for reprocessing, salvaging, chemically separating, storing or disposing of “spent” nuclear fuel or waste materials, or

IV.	Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3.

Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate

(a)	where Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

(b)

where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

4.

Without in any way restricting the operations of paragraphs (1), (2) and (3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

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that the information is not material and is of the type that the registrant treats as private or confidential.

5.	It is understood and agreed that this clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

6.	The term “special nuclear material” shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

7.	Reassured to be sole judge of what constitutes:

(a)	substantial quantities, and

(b)	the extent of installation, plant or site.

Note: Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that

(a)

all policies issued by the Reassured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

(b)

with respect to any risk located in Canada policies issued by the Reassured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

12/12/57

NMA 1119

NOTES:	Wherever used herein the terms:

	“Reassured”	shall be understood to mean “Company”, “Reinsured”, “Reassured” or whatever other term is used in the attached reinsurance document to designate the reinsured company or companies.

	“Agreement”	shall be understood to mean “Agreement”, “Contract”, “Policy” or whatever other term is used to designate the attached reinsurance document.

	“Reinsurers”	shall be understood to mean “Reinsurers”, “Underwriters” or whatever other term is used in the attached reinsurance document to designate the reinsurer or reinsurers.

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Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

POOLS, ASSOCIATIONS & SYNDICATES EXCLUSION CLAUSE (CATASTROPHE)

It is hereby understood and agreed that:

A.	This Contract excludes loss or liability arising from:

1.	Business derived directly or indirectly from any pool, association, or syndicate which maintains its own reinsurance facilities. This subparagraph 1 shall not apply with respect to:

a.

Residual market mechanisms created by statute. This Contract shall not extend, however, to afford coverage for liability arising from the inability of any other participant or member in the residual market mechanism to meet its obligations, nor shall this Contract extend to afford coverage for liability arising from any claim against the residual market mechanism brought by or on behalf of any insolvency fund (as defined in the Insolvency Fund Exclusion Clause incorporated in this Contract). For the purposes of this Clause, the California Earthquake Authority shall be deemed to be a “residual market mechanism.”

b.	Inter-agency or inter-government joint underwriting or risk purchasing associations (however styled) created by or permitted by statute or regulation.

2.

Those perils insured by the Company that the Company knows, at the time the risk is bound, to be insured by or in excess of amounts insured or reinsured by any pool, association or syndicate formed for the purpose of insuring oil, gas, or petro-chemical plants; oil or gas drilling rigs; and/or aviation risks. This subparagraph 2 shall not apply:

a.	If the total insured value over all interests of the risk is less than $[***].

b.	To interests traditionally underwritten as Inland Marine or Stock or Contents written on a blanket basis.

c.

To Contingent Business Interruption liability, except when it is known to the Company, at the time the risk is bound, that the key location is insured by or through any pool, association or syndicate formed for the purpose of insuring oil, gas, or petro-chemical plants; oil or gas drilling rigs; and/or aviation risks; unless the total insured value over all interests of the risk is less than $[***].

B.

With respect to loss or liability arising from the Company’s participation or membership in any residual market mechanism created by statute, the Company may include in its ultimate net loss only amounts for which the Company is assessed as a direct consequence of a covered loss occurrence, subject to the following provisions:

1.	Recovery is limited to perils otherwise protected hereunder.

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Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

2.

In the event the terms of the Company’s participation or membership in any such residual market mechanism permit the Company to recoup any such direct assessment attributed to a loss occurrence by way of a specific policy premium surcharge or similar levy on policyholders, the amount received by the Company as a result of such premium surcharge or levy shall reduce the Company’s ultimate net loss for such loss occurrence.

3.

The result of any rate increase filing permitted by the terms of the Company’s participation or membership in any such residual market mechanism following any assessment shall have no effect on the Company’s ultimate net loss for any covered loss occurrence.

4.

The result of any premium tax credit filing permitted by the terms of the Company’s participation or membership in any such residual market mechanism following any assessment shall reduce the Company’s ultimate net loss for any covered loss occurrence.

5.

The Company may not include in its ultimate net loss any amount resulting from an assessment that, pursuant to the terms of the Company’s participation or membership in the residual market mechanism, the Company is required to pay only after such assessment is collected from the policyholder.

6.

The ultimate net loss hereunder shall not include any monies expended to purchase or retire bonds as a consequence of being a member of a residual market mechanism nor any fines or penalties imposed on the Company for late payment.

7.

If, however, a residual market mechanism only provides for assessment based on an aggregate of losses in any one contract or plan year of said mechanism, then the amount of that assessment to be included in the ultimate net loss for any one loss occurrence shall be determined by multiplying the Company’s share of the aggregate assessment by a factor derived by dividing the Company’s ultimate net loss (net of the assessment) with respect to the loss occurrence by the total of all of its ultimate net losses (net of assessments) from all loss occurrences included by the mechanism in determining the assessment.

8/1/2012

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Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

TERRORISM EXCLUSION

(Property Treaty Reinsurance)

Notwithstanding any provision to the contrary within this reinsurance agreement or any endorsement thereto, it is agreed that this reinsurance agreement excludes loss, damage, cost, or expense directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with any act of terrorism, as defined herein, regardless of any other cause or event contributing concurrently or in any other sequence to the loss.

An act of terrorism includes any act, or preparation in respect of action, or threat of action designed to influence the government de jure or de facto of any nation or any political division thereof, or in pursuit of political, religious, ideological, or similar purposes to intimidate the public or a section of the public of any nation by any person or group(s) of persons whether acting alone or on behalf of or in connection with any organisation(s) or government(s) de jure or de facto, and which:

(i)	involves violence against one or more persons; or

(ii)	involves damage to property; or

(iii)	endangers life other than that of the person committing the action; or

(iv)	creates a risk to health or safety of the public or a section of the public; or

(v)	is designed to interfere with or to disrupt an electronic system.

This reinsurance agreement also excludes loss, damage, cost, or expense directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with any action in controlling, preventing, suppressing, retaliating against, or responding to any act of terrorism.

22/11/02

NMA2930C amended

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that the information is not material and is of the type that the registrant treats as private or confidential.

LIMITED COMMUNICABLE DISEASE EXCLUSION NO. 1

(PROPERTY TREATY REINSURANCE)

1.

Notwithstanding any provision to the contrary within this reinsurance agreement, this reinsurance agreement excludes any loss, damage, liability, claim, cost or expense of whatsoever nature, directly or indirectly caused by, contributed to by, resulting from, arising out of, or in connection with a Communicable Disease or the fear or threat (whether actual or perceived) of a Communicable Disease regardless of any other cause or event contributing concurrently or in any other sequence thereto.

2.

Subject to the other terms, conditions and exclusions contained in this reinsurance agreement, this reinsurance agreement will cover physical damage to property insured under the original policies and any Time Element Loss directly resulting therefrom where such physical damage is directly caused by or arising from any of the following perils: fire, lightning, explosion, aircraft or vehicle impact, falling objects, windstorm, rainstorm, hail, tornado, cyclone, typhoon, hurricane, earthquake, seaquake, seismic and/or volcanic disturbance/eruption, tsunami, flood, freeze, ice storm, weight of snow or ice, avalanche, meteor/asteroid impact, landslip, landslide, mudslide, bush fire, forest fire.

Definitions

3.	Communicable Disease means any disease which can be transmitted by means of any substance or agent from any organism to another organism where:

3.1	the substance or agent includes, but is not limited to, a virus, bacterium, parasite or other organism or any variation thereof, whether deemed living or not, and

3.2

the method of transmission, whether direct or indirect, includes but is not limited to, airborne transmission, bodily fluid transmission, transmission from or to any surface or object, solid, liquid or gas or between organisms, and

3.3

the disease, substance or agent can cause or threaten damage to human health or human welfare or can cause or threaten damage to, deterioration of, loss of value of, marketability of or loss of use of property.

4.	Time Element Loss means business interruption, contingent business interruption or any other consequential losses.

LMA5502

15 May 2020

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that the information is not material and is of the type that the registrant treats as private or confidential.

CYBER LOSS LIMITED EXCLUSION (PROPERTY TREATY REINSURANCE)

1	Notwithstanding any provision to the contrary within this reinsurance agreement or any endorsement thereto, this reinsurance agreement excludes any:

1.1	Cyber Loss;

1.2

loss, damage, liability, cost or expense of whatsoever nature directly or indirectly caused by, contributed to by, resulting from, arising out of or in connection with any loss of use, reduction in functionality, repair, replacement, restoration or reproduction of any Data, including any amount pertaining to the value of such Data;

regardless of any other cause or event contributing concurrently or in any other sequence thereto.

2

If the Reinsurers allege that by reason of this exclusion any loss, damage, liability, claim, cost or expense sustained by the Company is not covered by this reinsurance agreement, the burden of proving the contrary shall be upon the Company.

Definitions

3

Cyber Loss means any loss, damage, liability, claim, cost or expense of whatsoever nature directly or indirectly caused by, contributed to by, resulting from, arising out of or in connection with any Cyber Act or Cyber Incident, including, but not limited to, any action taken in controlling, preventing, suppressing or remediating any Cyber Act or Cyber Incident.

4

Cyber Act means an unauthorised, malicious or criminal act or series of related unauthorised, malicious or criminal acts, regardless of time and place, or the threat or hoax thereof involving access to, processing of, use of or operation of any Computer System.

5	Cyber Incident means:

5.1	any error or omission or series of related errors or omissions involving access to, processing of, use of or operation of any Computer System; or

5.2	any partial or total unavailability or failure or series of related partial or total unavailability or failures to access, process, use or operate any Computer System.

6	Computer System means:

6.1

any computer, hardware, software, communications system, electronic device (including, but not limited to, smart phone, laptop, tablet, wearable device), server, cloud or microcontroller including any similar system or any configuration of the aforementioned and including any associated input, output, data storage device, networking equipment or back up facility.

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that the information is not material and is of the type that the registrant treats as private or confidential.

7

Data means information, facts, concepts, code or any other information of any kind that is recorded or transmitted in a form to be used, accessed, processed, transmitted or stored by a Computer System.

LMA5411

06 March 2020

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that the information is not material and is of the type that the registrant treats as private or confidential.

TRUST AGREEMENT REQUIREMENTS CLAUSE

A.

Except as provided in paragraph B of this Clause, if the Reinsurer satisfies its funding obligations under the Unauthorized Reinsurance Article by providing a Trust Agreement, the Reinsurer shall ensure that the Trust Agreement:

1.	Requires the Reinsurer to establish a trust account for the benefit of the Company, and specifies what the Trust Agreement is to cover;

2.

Stipulates that assets deposited in the trust account shall be valued according to their current fair market value and shall consist only of cash (United States legal tender), certificates of deposit (issued by a United States bank and payable in United States legal tender), and investments of the types permitted by the regulatory authorities having jurisdiction over the Company’s reserves, or any combination of the three, provided that the investments are issued by an institution that is not the parent, subsidiary or affiliate of either the Reinsurer or the Company;

3.

Requires the Reinsurer, prior to depositing assets with the trustee, to execute assignments or endorsements in blank, or to transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that the Company, or the trustee upon the direction of the Company, may whenever necessary negotiate these assets without consent or signature from the Reinsurer or any other entity;

4.	Requires that all settlements of account between the Company and the Reinsurer be made in cash or its equivalent; and

5.	Provides that assets in the trust account shall be withdrawn only as permitted in this Contract, without diminution because of the insolvency of the Company or the Reinsurer.

B.

If a ceding insurer is domiciled in California and the Reinsurer satisfies its funding obligations under the Unauthorized Reinsurance Article by providing a Trust Agreement, the Reinsurer shall ensure that the Trust Agreement:

1.

Provides that assets deposited in the trust account shall be valued according to their current fair market value and shall consist only of cash in United States dollars, certificates of deposit issued by a United States financial institution as defined in California Insurance Code Section 922.7(a) and payable in United States dollars, and investments permitted by the California Insurance Code, or any combination of the above.

2.	Provides that investments in or issued by an entity controlling, controlled by or under common control with either the grantor or the beneficiary of the trust shall not exceed 5% of total investments.

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that the information is not material and is of the type that the registrant treats as private or confidential.

3.

Requires the Reinsurer, prior to depositing assets with the trustee, to execute assignments or endorsements in blank, or to transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that the ceding insurer, or the trustee upon the direction of the ceding insurer, may, whenever necessary, negotiate these assets without consent or signature from the Reinsurer or any other entity.

4.	Provides that assets in the trust account shall be withdrawn only as permitted in this Contract, without diminution because of the insolvency of the ceding insurer or the Reinsurer.

C.

If there are multiple ceding insurers that collectively comprise the Company, “regulatory authorities” as referenced in subparagraph A(2) above, shall mean the individual ceding insurer’s domestic regulator.

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